UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 29, 2015

Northern States Power Company
(Exact name of registrant as specified in its charter)

Wisconsin
(State or other jurisdiction of incorporation)

001-03140	39-0508315
(Commission File Number)	(IRS Employer Identification No.)

1414 W. Hamilton Avenue, Eau Claire, WI	54701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (715) 737-2625

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On June 29, 2015, Northern States Power Company, a Wisconsin corporation (NSP-Wisconsin), issued $100 million in aggregate principal amount of 3.30% First Mortgage Bonds, Series due June 15, 2024 (the Bonds) pursuant to an Underwriting Agreement among NSP-Wisconsin and J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated. The Bonds are being issued pursuant to the registration statement on Form S-3 (File No. 333-203664-02) (the Registration Statement). A prospectus supplement relating to the offering and sale of the Bonds was filed with the Securities and Exchange Commission on June 23, 2015. The Bonds will be governed by NSP-Wisconsin’s Trust Indenture, dated April 1, 1947, as amended, supplemented and restated, by and between NSP-Wisconsin and U.S. Bank National Association, as successor trustee, and the Supplemental Trust Indenture dated as of June 1, 2014.

This Current Report on Form 8-K is being filed to report as exhibits certain documents in connection with that offering and sale for incorporation by reference into the Registration Statement.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit	Description
4.01
Supplemental Indenture dated as of June 1, 2014 between Northern States Power Company and U.S. Bank National Association, as successor Trustee, creating 3.30% First Mortgage Bonds, Series due June 15, 2024 (incorporated by reference to a Current Report on Form 8-K filed by NSP-Wisconsin on June 23, 2014, file no. 001-03140).

5.01	Opinion of James L. Altman regarding the validity of certain securities.
5.02	Opinion of Foley & Lardner LLP regarding the validity of certain securities.
12.01	Statement of computation of ratio of earnings to fixed charges.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHERN STATES POWER COMPANY
(a Wisconsin Corporation)

By: /s/ George E. Tyson II
Name: George E. Tyson II
Title: Senior Vice President and Treasurer

Date: June 29, 2015

Exhibit	Description
4.01
Supplemental Indenture dated as of June 1, 2014 between Northern States Power Company and U.S. Bank National Association, as successor Trustee, creating 3.30% First Mortgage Bonds, Series due June 15, 2024 (incorporated by reference to a Current Report on Form 8-K filed by NSP-Wisconsin on June 23, 2014, file no. 001-03140).

5.01	Opinion of James L. Altman regarding the validity of certain securities.
5.02	Opinion of Foley & Lardner LLP regarding the validity of certain securities.
12.01	Statement of computation of ratio of earnings to fixed charges.

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